Exhibit 99



                      CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 and 1994

                   (With Independent Auditors' Report Thereon)

KPMG Peat Marwick LLP
345 park Avenue
New York, New York 10154


                          Independent Auditors' Report


The Board of Directors
Capital Markets Assurance Corporation:


We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.




                                              /s/ KPMG Peat Marwick LLP

January 29, 1997

                      Capital Markets Assurance Corporation
                                 Balance Sheets
                  (Dollars in thousands, except per share data)


                                                    ASSETS

                                                                            December 31    December 31
                                                                                   1996           1995
------------------------------------------------------------------------------------------------------
Investments:
Bonds at fair value (amortized cost $294,861 at December 31,
1996 and $210,651 at December 31, 1995)                                   $     297,893        215,706
Short-term investments (at amortized cost which approximates
fair value)                                                                      16,810         68,646
------------------------------------------------------------------------------------------------------
   Total investments                                                            314,703        284,352
------------------------------------------------------------------------------------------------------
Cash                                                                                371            344
Accrued investment income                                                         3,807          3,136
Deferred acquisition costs                                                       45,380         35,162
Premiums receivable                                                               5,141          3,540
Prepaid reinsurance                                                              18,489         13,171
Other assets                                                                      6,424          3,428
------------------------------------------------------------------------------------------------------
   Total assets                                                           $     394,315        343,133
======================================================================================================
                                 LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Unearned premiums                                                         $      68,262         45,767
Reserve for losses and loss adjustment expenses                                  10,985          6,548
Ceded reinsurance                                                                 1,738          2,469
Accounts payable and other accrued expenses                                       8,019         10,844
Current income taxes                                                                679            136
Deferred income taxes                                                            15,139         11,303
------------------------------------------------------------------------------------------------------
   Total liabilities                                                            104,822         77,067
------------------------------------------------------------------------------------------------------
Stockholder's Equity:
Common  stock - $1.00 par value per share;  15,000,000
shares  are  authorized, issued and outstanding
at December 31, 1996 and 1995                                                    15,000         15,000
Additional paid-in capital                                                      208,475        205,808
Unrealized appreciation on investments, net of tax                                1,970          3,286
Retained earnings                                                                64,048         41,972
------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                                   289,493        266,066
------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                             $     394,315        343,133
======================================================================================================


                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                              Statements of Income
                             (Dollars in thousands)

                                                 Year Ended         Year Ended           Year Ended
                                          December 31, 1996   December 31,1995    December 31, 1994

Revenues:
Direct premiums written                         $    71,752             56,541               43,598
Assumed premiums written                              1,086                935                1,064
Ceded premiums written                              (15,104)           (15,992)             (11,069)
-----------------------------------------------------------------------------------------------------
   Net premiums written                              57,734             41,484               33,593
Increase in unearned premiums                       (17,177)           (12,242)             (10,490)
-----------------------------------------------------------------------------------------------------
   Net premiums earned                               40,557             29,242               23,103
Net investment income                                16,992             11,953               10,072
Net realized capital gains                              236              1,301                   92
Other income                                            146              2,273                  120
-----------------------------------------------------------------------------------------------------
   Total revenues                                    57,931             44,769               33,387
-----------------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses                   4,815              3,141                1,429
Underwriting and operating expenses                  14,613             13,808               11,833
Policy acquisition costs                              7,824              7,203                4,529
-----------------------------------------------------------------------------------------------------
   Total expenses                                    27,252             24,152               17,791
-----------------------------------------------------------------------------------------------------
   Income before income taxes                        30,679             20,617               15,596
-----------------------------------------------------------------------------------------------------

Income Taxes:
Current income tax                                    5,235              2,113                  865
Deferred income tax                                   3,368              3,102                2,843
-----------------------------------------------------------------------------------------------------
   Total income taxes                                 8,603              5,215                3,708
-----------------------------------------------------------------------------------------------------

   Net Income                                   $    22,076             15,402               11,888
=====================================================================================================



                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                       Statements of Stockholder's Equity
                             (Dollars in thousands)

                                                      Year Ended          Year Ended           Year Ended
                                                December 31,1996   December 31, 1995    December 31, 1994

Common stock:
Balance at beginning of year                         $    15,000              15,000              15,000
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                 15,000              15,000              15,000
---------------------------------------------------------------------------------------------------------

Additional paid-in capital:
Balance at beginning of year                             205,808             146,808             146,808
Capital contribution                                       2,667              59,000                   -
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                208,475             205,808             146,808

Unrealized appreciation (depreciation)
on investments, net of tax:
Balance at beginning of year                               3,286              (5,499)              3,600
Unrealized appreciation (depreciation)
on investments                                            (1,316)              8,785              (9,099)
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                  1,970               3,286              (5,499)
---------------------------------------------------------------------------------------------------------


Retained earnings:
Balance at beginning of year                              41,972              26,570              14,682
Net income                                                22,076              15,402              11,888
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                 64,048              41,972              26,570
---------------------------------------------------------------------------------------------------------

   Total stockholder's equity                        $   289,493             266,066             182,879
=========================================================================================================



                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                              (Dollar in thousands)


                                                       Year Ended          Year Ended          Year Ended
                                                December 31, 1996   December 31, 1995   December 31, 1994
----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                            $    22,076              15,402              11,888
----------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
   Reserve for losses and loss adjustment
   expenses                                                 4,437               1,357               1,429
   Unearned premiums, net                                  22,496              19,862              15,843
   Deferred acquisition costs                             (10,218)            (10,302)             (9,611)
   Premiums receivable                                     (1,601)               (161)             (2,103)
   Accrued investment income                                 (671)               (390)               (848)
   Income taxes payable                                     3,911               3,621               2,611
   Net realized capital gains                                (236)             (1,301)                (92)
   Accounts payable and other accrued
   expenses                                                 1,020                 472               3,726
   Prepaid reinsurance                                     (5,318)             (7,620)             (5,352)
   Other, net                                              (3,396)                992                 689
----------------------------------------------------------------------------------------------------------
         Total adjustments                                 10,424               6,530               6,292
----------------------------------------------------------------------------------------------------------
   Net cash provided by operating activities               32,500              21,932              18,180
----------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Purchases of investments                              (199,989)           (158,830)            (77,980)
   Proceeds from sales of investments                      57,210              49,354              39,967
   Proceeds from maturities of investments                110,306              28,803              19,665
----------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                  (32,473)            (80,673)            (18,348)
----------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Capital contribution                                         -              59,000                   -
----------------------------------------------------------------------------------------------------------
   Net cash provided by financing activities                    -              59,000                   -
----------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                27                 259                (168)
Cash balance at beginning of year                             344                  85                 253
----------------------------------------------------------------------------------------------------------
   Cash balance at end of year                        $       371                 344                  85
==========================================================================================================
Supplemental disclosure of cash flow
information:
Income taxes paid                                     $     4,525               1,450               1,063
==========================================================================================================




                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements
                           December 31, 1996 and 1995



1)       Background

         Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York- domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset- backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.


2)       Significant Accounting Policies

         Significant   accounting  policies  used  in  the  preparation  of  the
         accompanying financial statements are as follows:

         a)       Basis of Presentation

                  The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

         b)       Investments

                  As of December 31, 1996 and 1995, all of the Company's securities have been classified as available-for-sale. Available-for-sale securities are recorded at fair value. Fair value is generally based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                                    Capital Markets Assurance Corporation
                                        Notes to Financial Statements


                  Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

                  Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

         c)       Premium Revenue Recognition

                  Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the years ended December 31, 1996 and 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

         d)       Deferred Acquisition Costs

                  Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

         e)       Reserve for Losses and Loss Adjustment Expenses

                  The reserve for losses and loss adjustment expenses consists of a supplemental loss reserve ("SLR") and a case basis loss reserve. The SLR is established for expected levels of losses resulting from credit failures on currently insured issues and reflects the estimated portion of earned premiums required to cover those losses.

                  A case basis loss reserve is established for insured obligations when, in the judgment of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable. Case basis loss reserves may be allocated from any SLR outstanding at the time the case basis reserves are established.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


                  Management believes that the current level of reserves is adequate to cover the ultimate net cost of claims and the related expenses with respect to financial guarantees issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving estimates and subjective judgments by management, and therefore there can be no assurance that ultimate losses in CapMAC's insured portfolio will not exceed the current estimate of loss reserves.

         f)       Depreciation

                  Leasehold improvements, furniture, fixtures and electronic data processing equipment are being amortized or depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

         g)       Income Taxes

                  Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


   3)    Insured Portfolio
         At December 31, 1996 and 1995, the principal amount of financial obligations insured by CapMAC was $24.5 billion and $16.9 billion, respectively, and net of reinsurance (net principal outstanding), was $19.7 billion and $12.6 billion, respectively, with a weighted average life of 6.4 years and 6.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1996 and 1995, the statutory qualified capital was approximately $260 million and $240 million, respectively.

                                                               Net Principal Outstanding
                                                  December 31, 1996                   December 31, 1995
                                           ------------------------------       -----------------------------
Type of Obligations Insured ($ in millions)        Amount               %               Amount              %
-----------------------------------------  -------------- --------------- ----  --------------  -------------
Consumer receivables                             $ 10,362            52.8             $  6,959           55.1
Trade and other corporate
obligations                                         8,479            43.1                4,912           38.9
Municipal/government obligations                      814             4.1                  757            6.0
-----------------------------------------  -------------- --------------- ----  --------------  -------------
   Total                                         $ 19,655           100.0             $ 12,628          100.0
=========================================  ============== =============== ====  ==============  =============


         At December 31, 1996 and 1995, the principal and interest amount of financial obligations insured by CapMAC was $29.8 billion and $20.3 billion, respectively, and net of reinsurance (net principal and interest outstanding) was $23.3 billion and $15.1 billion, respectively. At December 31, 1996, approximately 93% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

         During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

         The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:


                                          Year Ended                        Year Ended                       Year Ended
                                   December 31, 1996                 December 31, 1995                December 31, 1994
                         ---------------------------      ----------------------------     ----------------------------
                                                % of                              % of                             % of
                                            Revenues                          Revenues                         Revenues
                         -----------  -- -----------      ------------ --  -----------     ----------- ----------------
Citicorp                                        14.5                              15.2                             16.3

4)       Investments

         The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1996 and 1995 were as follows ($ in thousands):


December 31, 1996
                                                                    Gross         Gross     Estimated
                                                   Amortized   Unrealized    Unrealized          Fair
Securities Available-for-sale                           Cost        Gains        Losses         Value
-----------------------------------------------------------------------------------------------------
U.S. Treasury obligations                       $      4,059           10             -         4,069
Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                         109,436          265         1,160       108,541
Obligations of states, municipalities
and political subdivisions                           177,811        4,602           555       181,858
Corporate and asset-backed
securities                                            20,365           23           153        20,235
                                                -----------------------------------------------------
   Total                                        $    311,671        4,900         1,868       314,703
=====================================================================================================


December 31, 1995
                                                                    Gross         Gross     Estimated
                                                   Amortized   Unrealized    Unrealized          Fair
Securities Available-for-sale                           Cost        Gains        Losses         Value
-----------------------------------------------------------------------------------------------------
U.S. Treasury obligations                       $      4,153           55             -         4,208
Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                         100,628          313            79       100,862
Obligations of states, municipalities
and political subdivisions                           166,010        4,809            82       170,737
Corporate and asset-backed
securities                                             8,506           45             6         8,545
                                                -----------------------------------------------------
   Total                                        $    279,297        5,222           167       284,352
=====================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


         The amortized cost and estimated fair value of investments in debt securities at December 31, 1996 by contractual maturity are shown below ($ in thousands):

         December 31, 1996


                                                 Amortized            Estimated
Securities Available-for-sale                         Cost           Fair Value
------------------------------------------------------------- -----------------
Due in one year or less                        $    11,627               11,644
Due after one year through five years               31,821               32,815
Due after five years through ten years              76,450               78,200
Due after ten years                                 82,337               83,503
------------------------------------------------------------- -----------------
     Sub-total                                     202,235              206,162
Mortgage-backed securities                         109,436              108,541
------------------------------------------------------------- -----------------
         Total                                 $   311,671              314,703
============================================================= =================

         Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

         Proceeds from sales of investment securities were approximately $57.2 million, $49.3 million and $39.9 million in 1996, 1995 and 1994, respectively. Gross realized capital gains of $772,000, $1,320,000 and $714,000, and gross realized capital losses of $536,000, $19,000 and $622,000 were realized on those sales for the years ended December 31, 1996, 1995 and 1994, respectively.

         Investments   include  bonds  having  a  fair  value  of  approximately
         $3,884,000 and $3,985,000 which are on deposit at December 31, 1996 and 1995, respectively, with state regulators as required by law.

         Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                            Year Ended             Year Ended              Year Ended
$ in thousands                       December 31, 1996      December 31, 1995       December 31, 1994
-----------------------------------------------------------------------------------------------------
Bonds                                         $ 15,726                 11,105                   9,193
Short-term investments                           1,534                  1,245                     484
Mutual funds                                         -                   (162)                    579
Investment expenses                               (268)                  (235)                   (184)
-----------------------------------------------------------------------------------------------------
  Total                                       $ 16,992                 11,953                  10,072
=====================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


         The   change   in    unrealized    appreciation    (depreciation)    on
         available-for-sale securities is included as a separate component of stockholder's equity as shown below:


                                                                  Year  Ended               Year Ended
$ in thousands                                              December 31, 1996        December 31, 1995
-------------------------------------------------------------------------------------------------------
Balance at beginning of year                                       $    3,286                   (5,499)
Change in unrealized (depreciation) appreciation                       (2,024)                  13,386
Income tax effect                                                         708                   (4,601)
Net change                                                             (1,316)                   8,785
------------------------------------------------------------------------------------------------------
   Balance at end of year                                          $    1,970                    3,286
======================================================================================================

         No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 2% of stockholder's equity as of December 31, 1996 and 1995, respectively.

5)       Deferred Acquisition Costs

         The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:


                                                Year Ended            Year Ended          Year  Ended
$ in thousands                           December 31, 1996     December 31, 1995    December 31, 1994
-----------------------------------------------------------------------------------------------------
Balance at beginning of year                $       35,162                24,860               15,249
Additions                                           18,042                17,505               14,140
Amortization (policy
acquisition costs)                                  (7,824)               (7,203)              (4,529)
-----------------------------------------------------------------------------------------------------
  Balance at end of year                    $       45,380                35,162               24,860
=====================================================================================================


6)       Employee Benefits

         CapMAC has a service agreement with CapMAC Financial Services, Inc. ("CFS"). Under the service agreement, CFS has agreed to provide various services, including underwriting, reinsurance, marketing, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS a fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,374,000, $13,484,000 and $11,081,000 in 1996, 1995 and 1994, respectively.

         The Company, through CFS, maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award. For the years ended December 31, 1996, 1995 and 1994, the Company had provided approximately $8,810,000, $7,804,000 and $5,253,000, respectively, for the plan. CFS also provides health and welfare benefits to substantially all of its employees. The Company incurred $551,943, $598,530, and $562,508 of expense for the years ended December 31, 1996, 1995 and 1994, respectively, for such plan. The Company also has a defined contribution retirement plan which allows participants to make voluntary contributions by salary reduction pursuant to section 401 (k) of the Internal Revenue Code. The Company provides for the administrative cost for the 401 (k) plan.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements



         On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. During 1995 and 1994, the expense was $1.3 million and $0.1 million, respectively. During 1996, Holdings assumed the liability of $3.7 million less the related deferred tax asset of $1.1 million as capital contribution. The cash amount is held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December 2000.


7)       Employee Stock Ownership Plan

         Holdings maintains an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). Compensation expense related to the ESOP and allocated to CapMAC was approximately $2,764,000, $2,087,000 and $2,086,000 for the years ended December 31,
         1996, 1995 and 1994, respectively.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


8)       Reserve for Losses and Loss Adjustment Expenses
         The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

         In 1995, CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

         The following is a summary of the activity in the case basis loss reserve account and the components of the reserve for losses and loss adjustment expenses ($ in thousands):


                                                                   1996        1995           1994
---------------------------------------------------------------------------------------------------
Case basis loss reserve:

Net balance at January 1                                         $   620           -              -
------------------------------------------------------------------------ --------------- ----------

Incurred related to:
   Current year                                                        -       2,473              -
   Prior years                                                         -           -              -
------------------------------------------------------------------------ --------------- ----------
Total incurred                                                         -       2,473              -
------------------------------------------------------------------------ --------------- ----------

Paid related to:
   Current year                                                        -       1,853              -
   Prior years                                                       309           -              -
------------------------------------------------------------------------ --------------- ----------
Total paid                                                           309       1,853              -
------------------------------------------------------------------------ --------------- ----------
Net balance at December 31                                           311         620              -
Reinsurance recoverable                                                -          69              -
------------------------------------------------------------------------ --------------- ----------
Gross balance at December 31                                         311         689              -
------------------------------------------------------------------------ --------------- ----------
Supplemental loss reserve
Balance at January 1                                               5,859       5,191          3,762
------------------------------------------------------------------------ --------------- ----------
   Additions to supplemental loss reserve                          4,815       3,141          1,429
   Allocated to case basis reserve                                     -      (2,473)             -
------------------------------------------------------------------------ --------------- ----------
Balance at December 31                                            10,674       5,859          5,191
------------------------------------------------------------------------ --------------- ----------
Total reserve for losses and loss adjustment
expenses                                                         $10,985       6,548          5,191
======================================================================== =============== ==========

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


9)       Income Taxes

         Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

         Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1996 and 1995 and 34% in 1994:


                                                Year Ended            Year Ended          Year  Ended
                                         December 31, 1996     December 31, 1995    December 31, 1994
$ in thousands                            Amount         %      Amount         %    Amount          %
-----------------------------------------------------------------------------------------------------
Expected tax expense computed
at the statutory rate                  $  10,738      35.0      $7,216      35.0    $5,303       34.0
Increase (decrease) in tax
resulting from:
   Tax-exempt interest                    (2,916)     (9.5)     (2,335)    (11.3)   (1,646)     (10.6)
   Other, net                                781       2.5         334       1.6        51        0.4
-----------------------------------------------------------------------------------------------------
       Total income tax expense        $   8,603      28.0      $5,215      25.3    $3,708       23.8
=====================================================================================================


         The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:


$ in thousands                                               December 31, 1996      December 31, 1995
Deferred tax assets:
Deferred compensation                                               $      200                  1,901
Losses and loss adjustment expenses                                      1,527                  1,002
Unearned premiums                                                          866                    852
Other, net                                                                  96                     98
  Total gross deferred tax assets                                        2,689                  3,853
-----------------------------------------------------------------------------------------------------
Deferred tax liabilities:
Deferred acquisition costs                                              15,883                 12,307
Unrealized capital gains on investments                                  1,061                  1,769
Other, net                                                                 884                  1,080
   Total gross deferred tax liabilities                                 17,828                 15,156
   Net deferred tax liability                                       $   15,139                 11,303
=====================================================================================================


         A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


   10)   Insurance Regulatory Restrictions

         CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1996, 1995 and 1994. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1996 and 1995 was approximately $193,726,000 and $195,018,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes  and  differences  in  accounting  for  investments,  deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $18,737,000, $9,000,000 and $4,543,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.


11)      Commitments and Contingencies

         The Company's lease agreement for the space occupied in New York expires on November 20, 2008. CapMAC has a lease agreement for its London office, which expires on October 1, 2002. As of December 31,
         1996, future minimum payments under the lease agreements are as follows:


$ in thousands                                                        Payment
-----------------------------------------------------------------------------
1997                                                               $    2,647
1998                                                                    2,715
1999                                                                    3,077
2000                                                                    3,152
2001 and thereafter                                                    28,660

   Total                                                           $   40,251
=============================================================================

         Rent expense, commercial rent taxes and electricity for the years ended December 31, 1996, 1995 and 1994 amounted to $1,618,000, $1,939,000 and
         $2,243,000, respectively.

         CapMAC has available a $150,000,000 standby corporate liquidity facility (the "Liquidity Facility") scheduled to terminate in September 1999. The Liquidity Facility is provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P- 1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. There have been no draws under the Liquidity Facility.

         CapMAC has agreed to make an investment of 50 million French Francs (approximately $10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. This investment is anticipated to be made in 1997.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements



12)      Reinsurance
         In the ordinary course of business, CapMAC cedes exposure under various treaty and facultative reinsurance contracts, both on a pro rata and excess of loss basis, primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.


         The effect of reinsurance on premiums written and earned was as follows:


                                                    Years Ended December 31
                                    1996                      1995                     1994
                          ------------------------   ----------------------   -----------------------
$ in thousands                  Written     Earned      Written      Earned      Written       Earned
-----------------------------------------------------------------------------------------------------
Direct                      $    71,752     48,835       56,541      36,853       43,598       28,561
Assumed                           1,086      1,508          935         761        1,064          258
Ceded                           (15,104)    (9,786)     (15,992)     (8,372)     (11,069)      (5,716)
-----------------------------------------------------------------------------------------------------
Net premiums                $    57,734     40,557       41,484      29,242       33,593       23,103
=====================================================================================================


         The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. A contingent liability exists with respect to the aforementioned reinsurance arrangements, which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1996 and 1995, CapMAC had ceded loss reserves of $0 and $69,000, respectively, and had ceded unearned premiums of $18,489,000 and $13,171,000, respectively.

         In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

         The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. For the 1996 policy year, the agreement provides $7 million of loss coverage in excess of the premium deposit amount of $5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


         In addition to its capital (including statutory contingency reserves), CapMAC has other reinsurance available to pay claims under its insurance contracts. Effective November 30, 1995, CapMAC entered into a Stop-loss Reinsurance Agreement with Mitsui Marine and Fire Insurance Co. (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine and Fire Insurance Co. ("Mitsui") will be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances. Effective January 1, 1997 the stop-loss reinsurance coverage increased to $75 million in excess of incurred losses of $150 million increasing annually based on increases in CapMAC's statutory qualified capital. The new stop-loss reinsurance is provided by Mitsui, AXA Re Finance S.A. ("AXA Re") and Munchener Ruckversicherungs-Gesellschaft ("Munich Re").

         On November 30, 1995, CapMAC canceled the quota share reinsurance agreement with Winterthur Swiss Insurance Company ("Winterthur") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur on January 1, 1996. In connection with the commutation, Winterthur returned $2.0 million of unearned premiums, net of ceding commission and Federal excise tax.


13)      Disclosures About Fair Value of Financial Instruments

         The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995. The fair value amounts were determined by the Company using independent market information when available, and appropriate valuation methodologies when market information was not available. Such valuation methodologies require significant judgment and are not necessarily indicative of the amount the Company could recognize in a current market exchange.


                                                           December 31, 1996         December 31, 1995
                                                       Carrying    Estimated      Carrying   Estimated
$ in thousands                                           Amount   Fair Value        Amount  Fair Value
--------------------------------------------------------------- --------------------------------------
Financial Assets:
Available-for-sale securities                      $    314,703      314,703       284,352     284,352

--------------------------------------------------------------- --------------------------------------
Off-Balance-Sheet Instruments:
Financial guarantees outstanding                   $          -      219,989             -     147,840
   Less: ceding commission                                    -       65,997             -      44,352
--------------------------------------------------------------- --------------------------------------
Net financial guarantees outstanding               $          -      153,992                   103,488
=============================================================== ======================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

         Available-for-sale Securities
         The fair values of fixed maturities are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

         Financial Guarantees Outstanding

         The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1996 and 1995. The amount calculated is assumed to be equivalent to the consideration that would be paid by CapMAC under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of future installment revenue actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue earnings due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a material net reduction in the future installment revenue.


14)      Capitalization

         In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an initial public offering and private placements were contributed to CapMAC.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1997

                                   (Unaudited)

              Capital Markets Assurance Corporation and Subsidiary
                           Consolidated Balance Sheets
                             (Dollars in thousands)


                                     ASSETS

                                                                 September 30, 1997  December 31,1996
                                                                     (Unaudited)
-----------------------------------------------------------------------------------------------------
Investments:
Bonds at fair value (amortized cost $323,043 at September
30, 1997 and $294,861 at December 31, 1996)                            $  328,035             297,893
Short-term investments (at amortized cost which
approximates fair value)                                                   21,119              16,810
-----------------------------------------------------------------------------------------------------
   Total investments                                                      349,154             314,703
-----------------------------------------------------------------------------------------------------
Cash                                                                          999                 371
Accrued investment income                                                   3,998               3,807
Deferred acquisition costs                                                 51,137              45,380
Premiums receivable                                                         7,132               5,141
Prepaid reinsurance                                                        23,348              18,489
Other assets                                                                5,666               6,424
-----------------------------------------------------------------------------------------------------
   Total assets                                                        $  441,434             394,315
=====================================================================================================
                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Unearned premiums                                                      $   76,023              68,262
Reserve for losses and loss adjustment expenses                            15,389              10,985
Ceded reinsurance                                                           5,653               1,738
Accounts payable and other accrued expenses                                14,270               8,019
Current income taxes                                                          626                 679
Deferred income taxes                                                      17,383              15,139
-----------------------------------------------------------------------------------------------------
   Total liabilities                                                      129,344             104,822
-----------------------------------------------------------------------------------------------------
Stockholder's Equity:
Common stock - $1.00 par value per share; 15,000,000 shares
are authorized, issued and outstanding at September 30, 1997
and December 31, 1996                                                      15,000              15,000
Additional paid-in capital                                                208,475             208,475
Unrealized appreciation on investments, net of tax                          3,251               1,970
Retained earnings                                                          85,440              64,048
Cumulative translation adjustment, net of tax                                (76)                   -
-----------------------------------------------------------------------------------------------------
   Total stockholder's equity                                             312,090             289,493
-----------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                          $  441,434             394,315
=====================================================================================================

          See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary
                        Consolidated Statements of Income
                                   (Unaudited)
                             (Dollars in thousands)



                                                Three Months Ended       Nine Months Ended
                                                   September 30            September 30
                                                 1997       1996         1997         1996
Revenues:
Direct premiums written                      $  22,345      17,206      57,525        49,983
Assumed premiums written                           225           8       1,141         1,032
Ceded premiums written                          (7,428)     (4,129)    (18,049)      (11,142)
-----------------------------------------------------------------------------------------------
   Net premiums written                         15,142      13,085      40,617        39,873
Increase in unearned premiums                   (1,663)     (3,042)     (2,903)      (11,014)
-----------------------------------------------------------------------------------------------
   Net premiums earned                          13,479      10,043      37,714        28,859
Net investment income                            4,958       4,307      14,344        12,296
Net realized capital gains (loss)                    -         (57)      2,549           111
Other income                                        51          25         139           104
-----------------------------------------------------------------------------------------------
   Total revenues                               18,488      14,318      54,746        41,370
-----------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses              1,528       1,248       4,404         3,432
Underwriting and operating expenses              4,430       3,780      13,309        11,142
Policy acquisition costs                         2,372       2,126       7,425         6,249
-----------------------------------------------------------------------------------------------
   Total expenses                                8,330       7,154      25,138        20,823
-----------------------------------------------------------------------------------------------
   Income before income taxes                   10,158       7,164      29,608        20,547
-----------------------------------------------------------------------------------------------

Income Taxes:
Current income tax                               2,502       1,027       6,652         3,008
Deferred income tax                                172         718       1,564         2,689
-----------------------------------------------------------------------------------------------
   Total income taxes                            2,674       1,745       8,216         5,697
-----------------------------------------------------------------------------------------------

   Net Income                                $   7,484       5,419      21,392        14,850
===============================================================================================


          See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary
                 Consolidated Statement of Stockholder's Equity
                                   (Unaudited)
                             (Dollars in thousands)


                                                               Nine Months Ended
                                                              September 30, 1997

Common stock:
Balance at beginning of period                                        $  15,000
--------------------------------------------------------------------------------
   Balance at end of period                                              15,000
--------------------------------------------------------------------------------

Additional paid-in capital:
Balance at beginning of period                                          208,475
--------------------------------------------------------------------------------
   Balance at end of period                                             208,475

Unrealized appreciation on investments, net of tax:
Balance at beginning of period                                            1,970
Unrealized appreciation on investments                                    1,281
--------------------------------------------------------------------------------
   Balance at end of period                                               3,251
--------------------------------------------------------------------------------

Retained earnings:
Balance at beginning of period                                           64,048
Net income                                                               21,392
--------------------------------------------------------------------------------
   Balance at end of period                                              85,440
--------------------------------------------------------------------------------

Cumulative translation adjustment, net of tax:
Balance at beginning of period                                                -
Translation adjustment                                                      (76)
--------------------------------------------------------------------------------
   Balance at end of period                                                 (76)
--------------------------------------------------------------------------------

   Total stockholder's equity                                         $ 312,090
================================================================================

          See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)



                                                    Nine Months Ended    Nine Months Ended
                                                   September 30, 1997   September 30, 1996
-------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                               $   21,392                14,850
-------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
   Reserve for losses and loss adjustment expenses            4,404                 3,054
   Unearned premiums, net                                     7,761                15,643
   Deferred acquisition costs                                (5,757)               (7,188)
   Premiums receivable                                       (1,991)                 (528)
   Accrued investment income                                   (191)                 (468)
   Income taxes payable                                       1,511                 2,341
   Net realized capital gains                                (2,549)                 (111)
   Accounts payable and other accrued expenses                6,251                 5,445
   Prepaid reinsurance                                       (4,859)               (4,630)
   Other, net                                                 5,089                  (381)
-------------------------------------------------------------------------------------------
         Total adjustments                                    9,669                13,177
-------------------------------------------------------------------------------------------
    Net cash provided by operating activities                31,061                28,027
-------------------------------------------------------------------------------------------
Cash flows from investing activities:
Purchases of investments                                   (137,369)             (154,308)
Proceeds from sales of investments                           74,768                35,388
Proceeds from maturities of investments                      32,168                91,063
-------------------------------------------------------------------------------------------
   Net cash used in investing activities                    (30,433)              (27,857)
-------------------------------------------------------------------------------------------
Net increase in cash                                            628                   170
Cash balance at beginning of period                             371                   344
-------------------------------------------------------------------------------------------
   Cash balance at end of period                         $      999                   514
===========================================================================================
Supplemental disclosures of cash flow
information:
Income taxes paid                                        $    6,550                 3,225
Tax and loss bonds purchased                             $      155                   131
===========================================================================================

          See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary Notes to Unaudited Consolidated Financial Statements
                               September 30, 1997


1.       Background

         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). In early 1997, CapMAC made an investment of 50 million French francs (approximately 10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. CapMAC Assurance, S.A., is licensed to write financial guarantee insurance in the European Union member states.

         CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       Basis of Presentation

         CapMAC's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.

3.       Reclassifications

         Certain prior period balances have been reclassified to conform to the current period presentation.